Exhibit 10.1

SIXTH AMENDMENT TO UNSECURED TERM LOAN AGREEMENT
THIS SIXTH AMENDMENT TO UNSECURED TERM LOAN AGREEMENT (the “Amendment”) is made as of this 4th day of March, 2016, by and among RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership (“Borrower”), RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (“Trust”), RAMCO GATEWAY LLC, a Delaware limited liability company, RAMCO PARKWAY LLC, a Delaware limited liability company (“Parkway”), RAMCO VIRGINIA PROPERTIES, L.L.C., a Michigan limited liability company (“Virginia”; Trust, Gateway, Parkway and Virginia are hereinafter collectively referred to as “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), the other lending institutions a party to the Loan Agreement described below (together with KeyBank, the “Banks”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Trust, Agent and certain other Banks entered into that certain Unsecured Term Loan Agreement dated as of September 30, 2011, as amended by that certain First Amendment to Unsecured Term Loan Agreement dated August 28, 2012, that certain Second Amendment to Unsecured Term Loan Agreement dated March 29, 2013, that certain Third Amendment to Unsecured Term Loan Agreement dated June 26, 2013, that certain Fourth Amendment to Unsecured Term Loan Agreement dated December 23, 2013, and that certain Fifth Amendment to Unsecured Term Loan Agreement dated November 14, 2014 (as amended, the “Loan Agreement”); and
WHEREAS, Borrower has requested that the Agent and the Banks make certain modifications to the terms of the Loan Agreement; and
WHEREAS, the Agent and the Banks have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
2.Modification of the Loan Agreement. Borrower, Agent and the Banks hereby modify and amend the Loan Agreement as follows:
(a)The definition of “Applicable Margin” in §1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

"Applicable Margin. (a) On any date prior to such time as the Agent first receives written notice from Trust of an Investment Grade Rating Event and that Borrower irrevocably elects to have the Applicable Margin determined based upon the Credit Rating Levels set forth in subpart (b) of this definition, the applicable margin set forth below based on the ratio of the Consolidated Total Liabilities of the Borrower to the Consolidated Total Adjusted Asset Value of the Borrower (expressed as a percentage):

	Ratio	Term Base Rate Loans	Term LIBOR Rate Loans
Pricing Level 1	Less than or equal to 40%	0.60%	1.60%
Pricing Level 2	Greater than 40% but less than or equal to 45%	0.65%	1.65%
Pricing Level 3	Greater than 45% but less than or equal to 50%	0.80%	1.80%
Pricing Level 4	Greater than 50% but less than or equal to 55%	0.95%	1.95%
Pricing Level 5	Greater than 55%	1.25%	2.25%

The Applicable Margin determined pursuant to this subpart (a) shall be adjusted based upon such ratio, if at all, on the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate at the end of each fiscal quarter. In the event that Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(e), then without limiting any other rights of the Agent and the Banks under this Agreement, the Applicable Margin determined pursuant to this subpart (a) shall be at Pricing Level 5 until such failure is cured within any applicable cure period.
(b)    From and after the time that Agent first receives written notice from Trust of an Investment Grade Rating Event and that Borrower irrevocably elects to have the Applicable Margin determined based upon the Credit Rating Levels set forth in subpart (b) of this definition, “Applicable Margin” shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Margin determined above in subpart (a) of this definition shall be payable as provided in §2.4):

Pricing Level	Credit Rating Level	Term Base Rate Loans	Term LIBOR Rate Loans
1	Credit Rating Level 1	0.40%	1.40%
2	Credit Rating Level 2	0.45%	1.45%
3	Credit Rating Level 3	0.55%	1.55%
4	Credit Rating Level 4	0.80%	1.80%
5	Credit Rating Level 5	1.25%	2.25%

The Applicable Margin determined pursuant to this subpart (b) for the Base Rate Loans shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin determined pursuant to this subpart (b) for any Interest Period for the LIBOR Rate Loans having such Interest Period shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level. From and after the first time that the Applicable Margin is based on Trust’s Investment Grade Rating, the Applicable Margin shall only be calculated by reference to the pricing levels for the Credit Rating Levels set forth above."
(b)The definition of “LIBOR Rate” in §1.1 of the Loan Agreement is hereby deleted in its entirety and the following inserted in lieu thereof:

LIBOR Rate. For any LIBOR Rate Loan for any Interest Period, the average rate (rounded upwards to the nearest 1/100th) as shown in Reuters Screen LIBOR 01 Page at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index. For any period during which a Reserve Percentage shall apply, the LIBOR Rate with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. If the rate as determined above shall be less than zero for any Interest Period, LIBOR shall be deemed to be zero for purposed of this Agreement for such period.

(c)The definition of “Term Loan Maturity Date” appearing in §1.1 of the Loan Agreement is hereby amended by deleting the words “September 30, 2018” appearing in said subsection and inserting in lieu thereof the words “March 3, 2023”.

(d)By deleting in its entirety §3.3 to the Loan Agreement, and inserting in lieu thereof the following new §3.3:

§3.3    Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the applicable Loans, as a whole or in part, at any time together with a prepayment premium in respect of the principal amount of such Loans so prepaid in an amount equal to (i) two percent (2%) of such principal amount for any prepayment made on or before March 6, 2017 and (ii) one percent (1%) of such principal amount of any prepayment made after March 6, 2017 and on or before March 5, 2018 (the “Prepayment Consideration”). No prepayment premium shall be required pursuant to this paragraph in respect of any prepayment of such Loans made on or after March 5, 2018; provided, that if any full or partial prepayment of the outstanding amount of any LIBOR Rate Loan is made other than on the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Cleveland time, at least five (5) Business Days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid. Borrower acknowledges that the Prepayment Consideration is bargained for consideration and is not a penalty. Borrower recognizes that Banks would incur substantial additional costs and expense in the event of a prepayment of the Loans and that the Prepayment Consideration compensates Banks for such costs and expenses (including, without limitation, the loss of Banks’ investment opportunity during the period from the prepayment date until the Term Loan Maturity Date). Borrower agrees that Banks shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any obligation or in any other manner whatsoever. If, following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Loans on or before March 5, 2018, such tender by Borrower shall be deemed to be a voluntary prepayment in the amount tendered and in such case Borrower shall also pay to Banks, with respect to the amount tendered, the applicable Prepayment Consideration. Agent shall not be obligated to accept any such tender unless it is accompanied by all Prepayment Consideration due in connection therewith.
(e)By deleting in its entirety §9.3 to the Loan Agreement, and inserting in lieu thereof the following new §9.3:

§9.3    Consolidated Tangible Net Worth. The Borrower will not permit its Consolidated Tangible Net Worth to be less than $912,000,000.00 plus seventy-five percent (75%) of any Net Offering Proceeds from Equity Offerings received by the Borrower or the Trust after June 30, 2015 (except to the extent of any of such Net Offering Proceeds from an issuance of common equity or Preferred Equity of the Borrower or the Trust which are used to retire an existing issue of preferred equity of Borrower or the Trust, respectively).

(f)By deleting in its entirety Schedule 1.1 to the Loan Agreement, and inserting in lieu thereof Schedule 1.1 attached hereto.

3.Commitments; Exiting Bank; New Bank

(a)As of the “Effective Date” (as hereinafter defined) of this Amendment and following satisfaction of all conditions thereto as provided herein, the amount of each Bank's Commitment shall be the amount set forth on Schedule 1.1 attached hereto.

(b)On the Effective Date, PNC Bank, National Association (the “Exiting Bank”) shall cease to be a Bank under, or a party to, the Loan Documents. Contemporaneously with the effectiveness of this Amendment, the Borrower shall pay to the Exiting Bank all amounts due to the Exiting Bank under the Loan Documents, and the Agent and the Banks hereby consent to such payments. Upon such payment, except for those terms, conditions, and provisions, which by their express terms survive cancellation of Commitments under the Loan Agreement or termination of any Bank’s obligations under the Loan Documents (including, without limitation, any applicable indemnification or reimbursement provisions), Exiting Bank’s Commitments under the Loan Agreement shall be reduced to $0 and terminated and Exiting Bank shall have no further rights, duties or obligations with respect to or under the Loan Documents.

(c)In connection with this Amendment, Branch Banking and Trust Company (“New Bank”) shall on the Effective Date be issued a Term Loan Note in the principal face amount of its Term Loan Commitment, which will be a “Term Loan Note”, under the Loan Agreement, and on the Effective Date New Bank shall be a Bank under the Loan Agreement. New Bank makes and confirms to the Agent and the other Banks all of the representations, warranties and covenants of a Bank under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, New Bank (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Amendment and perform its obligations under this Amendment, the Loan Agreement and the other Loan Documents; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and become a party to the Loan Agreement; (c) agrees that it has made its own decision to become a Bank under the Loan Agreement without reliance upon any Bank, Agent, Titled Agent or any affiliate or subsidiary of any thereof, and has and will, independently and without reliance upon any Bank, the Agent, any Titled Agent or any affiliate or subsidiary of any thereof and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of any assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Amendment, New Bank has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank; (f) represents and warrants that New Bank is not a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, any of the Borrower, Trust or any other Guarantor and (g) agrees that if New Bank is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption or non‑exemption from deduction or withholding of any United States federal income taxes.

(d)By its signature below, New Bank hereby agrees from and after the Effective Date to perform all obligations as a Bank and with respect to its Commitment as set forth in this Amendment, the Loan Agreement and the other Loan Documents, as if New Bank were an original Bank and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make Term Loans to the Borrower as of the Effective Date with respect to its Commitment as required under the Loan Agreement, and in any case the obligation to indemnify the Agent as provided therein. New Bank acknowledges and confirms that its address for notices and LIBOR Lending Office for Term Loans is as set forth on the signature pages hereto.

(e)On the Effective Date of this Amendment, the New Bank shall advance, in accordance with the terms of the Loan Agreement, the amount its Term Loan Commitment, which shall then be Term Loans under the Loan Agreement.

4.References to Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

5.Consent of Guarantors. By execution of this Amendment, Guarantors hereby expressly consent to the modifications and amendments relating to the Loan Agreement as set forth herein, and Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents (including without limitation the Note payable to the New Bank) as modified and amended.

6.Representations. Borrower and Guarantors represent and warrant to Agent and the Banks as follows:

(a)Authorization. The execution, delivery and performance of this Amendment and any other documents executed and delivered in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b)Enforceability. This Amendment and any other documents executed and delivered in connection herewith are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)Approvals. The execution, delivery and performance of this Amendment and any other documents executed and delivered in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)Representations in Loan Documents. The representations and warranties made by the Borrower and Guarantors and their Subsidiaries under the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof were true and correct in all material respects when made and are true and correct in all material respects as of the date hereof (as modified and amended herein), except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, except to the extent that such representations and warranties relate expressly to an earlier date, and except as disclosed to the Agent and the Banks in writing and approved by the Agent and the Majority Banks in writing.

(e)Ramco Gaines. Ramco Gaines LLC, which was previously a Guarantor, has merged with and into Borrower, with Borrower being the surviving entity.

7.No Default. By execution hereof, the Borrower and Guarantors certify that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

8.Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

9.Ratification. Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Loan Agreement, the Notes and the Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Agreement, the Notes and the Guaranty as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).

10.Amendment as Loan Document. This Amendment shall constitute a Loan Document.

11.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan (excluding the laws applicable to conflicts or choice of law). This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Documents.

13.Effective Date. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Banks hereinafter referred to as the “Effective Date”):

(a)
Execution of this Amendment. The Agent shall have received executed originals of counterpart signature pages to this Amendment from the Borrower, the Guarantors, the Agent, New Bank, Exiting Bank and all of the Banks.

(b)
Opinion. The Agent shall have received an opinion of counsel to the Borrower and the Guarantors covering such matters as the Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Agent.

(c)	Term Loan Note. The Agent shall have received a Term Loan Note duly executed by the Borrower in favor of New Bank in the amount set forth next to such Bank's name on Schedule 1.1 hereto.

(d)	Fees. The Agent shall have received all fees due and payable with respect to this Amendment, including any fees payable to the Banks.

(e)
Compliance Certificate and Borrowing Base Certificate. The Agent and the Banks shall have received a Compliance Certificate and a Borrowing Base Certificate dated as of the date of the Effective Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which the Borrower has provided financial statements under §7.4 of the Loan Agreement adjusted in the best good faith estimate of the Borrower as of the Effective Date.

(f)	Certificates. The Agent and the Banks shall have received such other resolutions, certificates, documents, instruments and agreements as Agent may reasonably request.

(g)	Counsel Fees. The Borrower shall have paid all fees and expenses of Agent in connection with this Amendment and the matters addressed herein in accordance with §15 of the Loan Agreement.
[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed under seal by its duly authorized representatives as of the date first set forth above.
BORROWER:
RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership

By:	Ramco-Gershenson Properties Trust, a Maryland real estate investment trust, its General Partner
By:
Name:
Title:
(SEAL)
GUARANTORS:

RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust
By:
Name:
Title:
(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

RAMCO GATEWAY LLC, a Delaware limited partnership
By:
Name:
Title:
(SEAL)
RAMCO VIRGINIA PROPERTIES, L.L.C., a Michigan limited liability company
By:
Name:
Title:
(SEAL)
RAMCO PARKWAY LLC, a Delaware limited liability company
By:
Name:
Title:
(SEAL)

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

AGENT AND BANKS:
KEYBANK NATIONAL ASSOCIATION, individually and as Agent
By:
Name:
Title:
(SEAL)
THE HUNTINGTON NATIONAL BANK
By:
Name:
Title:
(SEAL)
BRANCH BANKING AND TRUST COMPANY
By:
Name:
Title:
(SEAL)
Notice Address:

Branch Banking and Trust Company

Attn:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

PNC Bank, National Association joins in the execution of this Amendment solely for the purposes of acknowledging that as of the Effective Date it will cease to be a party to the Loan Documents as provided in Paragraph 3(b) of the Amendment.
PNC BANK, NATIONAL ASSOCIATION
By:
Name:
Title:

SCHEDULE 1.1
BANKS AND COMMITMENTS
TERM LOAN

Term Loan Commitment		Term Loan Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: Daniel Silbert LIBOR Lending Office Same as above	$25,000,000.00	41.667%
The Huntington National Bank 917 Euclid Avenue Cleveland, Ohio 44114 Attention: Michael Kauffman LIBOR Lending Office Same as above	$25,000,000.00	41.667%
Branch Banking and Trust Company 200 W. 2nd Street FL 16 Winston Salem, NC 27101 Attention: Mark Edwards LIBOR Lending Office Same as above	$10,000,000.00	16.666%
Total	$60,000,000.00	100%